Exhibit 99.1

Payoneer Reports Fourth Quarter and Full Year 2024 Financial Results

Achieved record annual volume of $80 billion, 18% annual revenue growth and record profitability

2025 guidance reflects business momentum and confidence in further strong performance

NEW YORK – February 27, 2025 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the financial technology company empowering the world’s small and medium-sized businesses to transact, do business and grow globally, today reported financial results for its fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights

						YoY			YoY
($ in mm)	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024	Change	2023	2024	Change
Revenue ex. interest income	$159.4	$162.9	$173.7	$183.1	$201.1	26%	$600.5	$720.9	20%
Interest income	64.9	65.3	65.8	65.2	60.6	(7)%	230.6	256.8	11%
Revenue	$224.3	$228.2	$239.5	$248.3	$261.7	17%	$831.1	$977.7	18%
Transaction costs as a % of revenue	16.2%	14.9%	15.4%	15.3%	16.5%	30 bps	14.7%	15.6%	90 bps
Net income	$27.0	$29.0	$32.4	$41.6	$18.2	(33)%	$93.3	$121.2	30%
Adjusted EBITDA	52.2	65.2	72.8	69.3	63.3	21%	205.1	270.6	32%

Operational Metrics
Volume ($bn)	$19.0	$18.5	$18.7	$20.4	$22.5	18%	$66.0	$80.1	21%
Active Ideal Customer Profiles (ICPs) ('000s)[1]	516	530	547	557	560	8%	516	560	8%
Revenue as a % of volume ("Take Rate")	118 bps	124 bps	128 bps	122 bps	116 bps	-2 bps	126 bps	122 bps	-4 bps
SMB customer take rate[2]	100 bps	108 bps	111 bps	109 bps	109 bps	9 bps	105 bps	109 bps	4 bps

1.	Active ICPs are defined as customers with a Payoneer Account that have on average over $500 per month in volume and were active over the trailing twelve-month period.
2.	SMB customer take rate represents revenue from SMBs who sell on marketplaces, B2B SMBs, and Merchant Services, divided by the associated volume from each respective channel.

“2024 was a defining year for Payoneer. We achieved new records for annual volume, revenue and profitability, saw exceptional volume and revenue growth with B2B SMBs, drove increased adoption of our high value products and expanded our financial stack. These achievements are proof of our scalable, increasingly profitable business model, the size of our opportunity and the strength of our execution.

Looking ahead to 2025, we will focus on expanding our regulatory moat, modernizing our technology infrastructure and further enhancing our financial stack, while seeking to deliver continued strong growth and profitability.”

John Caplan, Chief Executive Officer

Full Year 2024 Business Highlights

●	Total volume grew 21% year-over-year to $80 billion dollars. B2B volume growth was particularly strong, growing 42% year-over-year.
●	8% ICP growth year-over-year. Volume and revenue from $10K+ ICPs both increased by over 20% for the full year.
●	18% year-over-year growth in ARPU driven by business mix, increased adoption of our high value products, in particular our card product, our various pricing and offering initiatives and higher interest income. ARPU excluding interest income increased 21% year over year.
●	$7.0 billion of customer funds (including both short-term and long-term funds) as of December 31, 2024, up 9% year-over-year.

●	Implemented actions to reduce future sensitivity to interest rate fluctuations with $1.8 billion of funds underlying customer balances invested in US treasury securities and term-based deposits as of December 31, 2024, and long-term interest rate derivative instruments purchased with respect to $1.9 billion in funds to provide a floor against interest rate declines below 3%.
●	Acquired Skuad, a global workforce and payroll management company. The acquisition accelerates our strategy to deliver a comprehensive and integrated financial stack for SMBs that operate internationally.
●	$137 million of share repurchases at a weighted average price of $5.50 and repurchased and redeemed all 25 million outstanding public warrants for $21 million.
●	In February 2025, announced that we had received the regulatory approvals in China required to complete our previously announced acquisition of a licensed China-based payment service provider. The transaction is expected to close in the first half of 2025, subject to customary closing conditions.

Fourth Quarter 2024 Business Highlights

●	18% volume growth year-over-year reflects:
o	B2B volume of $3.0 billion increased 37% year-over-year, driven by continued strong customer acquisition and increased average transaction sizes.
o	SMBs that sell on marketplaces volume of $13.4 billion increased 14% year-over-year led by strong performance with large ecommerce sellers.
o	Merchant Services (Checkout) volume of $218 million increased 114% year-over-year.
o	Enterprise payouts volume of $5.9 billion increased 17% year-over-year.
●	Record $1.5 billion of spend on Payoneer cards, up 36% year-over-year, as customers increasingly use our card product for their global accounts payable needs and as we continue to drive adoption across all regions. Full year card usage of $5.2 billion increased 36% year-over-year.

2025 Guidance

“Payoneer delivered record revenue and profitability in 2024. We achieved 20% growth in revenue excluding interest income and delivered three consecutive quarters of positive adjusted EBITDA excluding interest income.

Our 2025 guidance is consistent with our medium-term financial targets and reflects our confidence in our strategy and in our ability to continue to build upon the strong momentum of 2024.”

Bea Ordonez, Chief Financial Officer

2025 guidance is as follows:

Revenue	$1,040 million - $1,050 million
Transaction costs	~18.0% of revenue
Adjusted EBITDA (1)	$255 million to $265 million

(1) The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2025 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, including income taxes, other financial (income) expense, net. Such unavailable information could have a significant impact on the Company’s GAAP financial results. Please refer to “Financial Information; Non-GAAP Financial Measures” below for a description of the calculation of adjusted EBITDA.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, February 27, 2025. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial technology company empowering the world’s small and medium-sized businesses to transact, do business, and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable any entrepreneur and business anywhere to participate and succeed in an increasingly digital global economy.

Since our founding, we have built a global financial stack that removes barriers and simplifies cross-border commerce. We make it easier for millions of SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as Israel’s ongoing conflicts in the Middle East, and other economic, business and/or competitive factors, such as trade policies (including tariffs); (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2024 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, share in losses (gain) of associated company, loss (gain) from change in fair value of warrants and warrant repurchase/redemption, other financial expense (income), net, income taxes, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, in this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. We also reference ARPU (Average Revenue Per User), which is defined as the Revenue from Active Customers divided by the number of Active Customers over the period in which the Revenue was earned. Active Customers for these purposes are defined as Payoneer accountholders with at least 1 financial transaction over the period. Revenue from Active Customers represents revenue attributed to Active Customers based on their use of the Payoneer platform, including interest income earned from their balances, and excluding revenues unrelated to their activities.

Investor Contact:

Caius Slater

investor@payoneer.com

Media Contact:

Alison Dahlman

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Revenues	$261,739	$224,320	$977,716	$831,103

Transaction costs (Excluding depreciation and amortization shown separately below and including $1,399, $1,781, and $1,491 interest expense and fees associated with related party transactions in 2024, 2023, and 2022 respectively.)	43,121	36,320	152,106	122,291
Other operating expenses	43,133	39,686	169,550	160,609
Research and development expenses	40,384	34,972	134,631	119,197
Sales and marketing expenses	59,024	51,762	211,839	196,654
General and administrative expenses	33,227	27,124	113,263	100,929
Depreciation and amortization	13,666	8,750	47,296	27,814
Total operating expenses	232,555	198,614	828,685	727,494

Operating income	29,184	25,706	149,031	103,609

Financial income (expense):
Gain from change in fair value of Warrants	—	11,824	2,767	17,359
Loss on Warrant repurchase/redemption	—	—	(14,746)	—
Other financial income (expense), net	(2,978)	3,763	2,419	11,568
Financial income (expense), net	(2,978)	15,587	(9,560)	28,927

Income before income taxes	26,206	41,293	139,471	132,536

Income taxes	8,016	14,272	18,308	39,203

Net income	$18,190	$27,021	$121,163	$93,333

Other comprehensive loss
Unrealized loss on available-for-sale debt securities, net	(13,539)	—	(412)	—
Tax benefit on unrealized loss on available-for-sale debt securities, net	2,906	—	90	—
Unrealized loss on cash flow hedges, net	(15,976)	—	(15,473)	—
Tax benefit on unrealized loss on cash flow hedges, net	3,519	—	3,428	—
Foreign currency translation adjustments	(66)	—	(66)	—
Other comprehensive loss	(23,156)	—	(12,433)	—

Comprehensive income (loss)	$(4,966)	$27,021	$108,730	$93,333

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.05	$0.08	$0.34	$0.26
— Diluted earnings per share	$0.05	$0.07	$0.31	$0.24

Weighted average common shares outstanding — Basic	360,292,619	354,697,812	358,345,945	361,678,893
Weighted average common shares outstanding — Diluted	385,074,151	379,881,231	386,237,179	392,665,718

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	(Unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue recognized at a point in time	$197,456	$156,114	$707,644	$573,902
Revenue recognized over time	777	660	2,650	16,925
Revenue from contracts with customers	$198,233	$156,774	$710,294	$590,827
Interest income on customer balances	$60,595	$64,867	$256,846	$230,634
Capital advance income	2,911	2,679	10,576	9,642
Revenue from other sources	$63,506	$67,546	$267,422	$240,276
Total revenues	$261,739	$224,320	$977,716	$831,103

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

Note that the Company has updated the definition of its primary regional markets to align with the view used by Management. This update eliminates South Asia, Middle East and North Africa as a separate region and instead includes revenues from South Asia in the Asia-Pacific region and Middle East and North Africa in the Europe, Middle East, and Africa region. The update has been applied to all periods reflected in the table below.

	(Unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Primary regional markets
Greater China(1)	$89,938	$80,244	$340,846	$287,944
Europe, Middle East, and Africa(2)	65,312	59,878	253,096	225,703
Asia-Pacific(2)	52,628	40,116	186,582	142,737
North America(3)	25,898	23,499	96,868	97,434
Latin America(2)	27,963	20,583	100,324	77,285
Total revenues	$261,739	$224,320	$977,716	$831,103

1.	Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan.
2.	No single country included in any of these regions generated more than 10% of total revenue.
3.	The United States is the Company’s country of domicile. Of North America revenues, the U.S. represents $28,194 and $22,452 during the three months ended December 31, 2024 and 2023, and $95,794 and $93,371 during the years ended December 31, 2024 and 2023, respectively.

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Net income	$18,190	$27,021	$121,163	$93,333
Depreciation and amortization	13,666	8,750	47,296	27,814
Income taxes	8,016	14,272	18,308	39,203
Other financial (income) expense, net	2,978	(3,763)	(2,419)	(11,568)
EBITDA	42,850	46,280	184,348	148,782
Stock based compensation expenses(1)	18,614	17,338	64,787	65,767
M&A related expense(2)	1,807	451	9,439	3,468
Gain from change in fair value of Warrants(3)	—	(11,824)	(2,767)	(17,359)
Loss on Warrant repurchase/redemption(4)	—	—	14,746	—
Restructuring charges(5)	—	—	—	4,488
Adjusted EBITDA	$63,271	$52,245	$270,553	$205,146

	Three months ended,
	Dec. 31, 2023	Mar. 31, 2024	June 30, 2024	Sept 30, 2024	Dec. 31, 2024
Net income	$27,021	$28,974	$32,425	$41,574	$18,190
Depreciation and amortization	8,750	9,408	10,712	13,510	13,666
Income tax expense (benefit)	14,272	13,910	15,866	(19,484)	8,016
Other financial (income) expense, net	(3,763)	(2,747)	(976)	(1,674)	2,978
EBITDA	46,280	49,545	58,027	33,926	42,850
Stock based compensation expenses(1)	17,338	15,077	13,666	17,430	18,614
M&A related expense(2)	451	2,375	2,091	3,166	1,807
Gain from change in fair value of Warrants(3)	(11,824)	(1,761)	(1,006)	—	—
Loss on Warrant repurchase/redemption(4)	—	—	—	14,746	—
Adjusted EBITDA	$52,245	$65,236	$72,778	$69,268	$63,271

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Amounts relate to M&A-related third-party fees, including related legal, consulting and other expenditures. Additionally, amounts for 2024 include $1.8 million in non-recurring fair value adjustment of the Skuad contingent consideration liability.
(3)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the consolidated statements of comprehensive income. The impact is removed from EBITDA as it represents market conditions that are not in our control.
(4)	Amounts relate to a non-recurring loss on the repurchase and redemption of outstanding public warrants.
(5)	The Company initiated a plan to reduce its workforce during the year ended December 31, 2023 and had non-recurring costs related to severance and other employee termination benefits.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Numerator:
Net income	$18,190	$27,021	$121,163	$93,333
Denominator:
Weighted average common shares outstanding —
Basic	360,292,619	354,697,812	358,345,945	361,678,893
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	23,903,275	24,453,273	27,104,075	30,256,559
Dilutive impact of private Warrants	878,257	730,146	787,159	730,266
Weighted average common shares — diluted	385,074,151	379,881,231	386,237,179	392,665,718
Net income per share attributable to common stockholders — Basic earnings per share	$0.05	$0.08	$0.34	$0.26
Diluted earnings per share	$0.05	$0.07	$0.31	$0.24

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	December 31,	December 31,
	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$497,467	$617,022
Restricted cash	6,633	7,030
Customer funds	6,439,153	6,390,526
Accounts receivable (net of allowance of $382 in 2024 and $385 in 2023)	11,937	7,980
Capital advance receivables (net of allowance of $4,955 in 2024 and $5,059 in 2023)	56,242	45,493
Other current assets	88,210	40,672
Total current assets	7,099,642	7,108,723
Non-current assets:
Property, equipment and software, net	16,053	15,499
Goodwill	77,785	19,889
Intangible assets, net	102,390	76,266
Customer funds	525,000	—
Restricted cash	17,653	5,780
Deferred taxes	41,523	15,291
Severance pay fund	757	840
Operating lease right-of-use assets	19,403	24,854
Other assets	30,174	15,977
Total assets	$7,930,380	$7,283,119
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$37,302	$33,941
Outstanding operating balances	6,964,153	6,390,526
Other payables	129,621	117,508
Total current liabilities	7,131,076	6,541,975
Non-current liabilities:
Long-term debt from related party	—	18,411
Warrant liability	—	8,555
Deferred taxes	1,471	—
Other long-term liabilities	73,043	49,905
Total liabilities	7,205,590	6,618,846
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at December 31, 2024 and December 31, 2023.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 395,965,588 and 368,655,185 shares issued and 360,093,249 and 357,590,493 shares outstanding at December 31, 2024 and December 31, 2023, respectively.	3,960	3,687
Treasury stock at cost, 35,872,339 and 11,064,692 shares at December 31, 2024 and December 31, 2023, respectively.	(193,724)	(56,936)
Additional paid-in capital	821,196	732,894
Accumulated other comprehensive income (loss)	(12,609)	(176)
Retained earnings (accumulated deficit)	105,967	(15,196)
Total shareholders’ equity	724,790	664,273
Total liabilities and shareholders’ equity	$7,930,380	$7,283,119

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	December 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$121,163	$93,333
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,296	27,814
Deferred taxes	(22,616)	(11,122)
Stock-based compensation expenses	64,787	65,767
Gain from change in fair value of Warrants	(2,767)	(17,359)
Loss on Warrant repurchase/redemption	14,746	—
Interest and amortization of discount on investments	(8,577)	—
Foreign currency re-measurement (gain) loss	3,522	(4,359)
Changes in operating assets and liabilities, net of the effects of business combinations:
Other current assets	(44,821)	(4,310)
Trade payables	1,127	(8,326)
Deferred revenue	2,039	1,348
Accounts receivable, net	337	4,898
Capital advance extended to customers	(329,512)	(299,139)
Capital advance collected from customers	318,763	290,801
Other payables	3,967	13,619
Other long-term liabilities	6,358	232
Operating lease right-of-use assets	14,068	10,248
Other assets	(12,955)	(3,956)
Net cash provided by operating activities	176,925	159,489

Cash Flows from Investing Activities
Purchase of property, equipment and software	(8,189)	(8,459)
Capitalization of internal use software	(52,203)	(39,333)
Related Party asset acquisition	—	(3,600)
Severance pay fund distributions, net	83	255
Customer funds in transit, net	(50,768)	930
Investments in interest rate derivatives	(35,200)	—
Purchases of investments in available-for-sale debt securities	(1,443,772)	—
Maturities of investments in available-for-sale debt securities	277,000	—
Purchases of investments in term deposits	(600,000)	—
Cash paid in connection with acquisition, net of cash and customer funds acquired	(48,218)	—
Net cash inflow from acquisition of remaining interest in joint venture	—	5,953
Net cash used in investing activities	(1,961,267)	(44,254)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock-based compensation plan, net of taxes paid related to settlement of equity awards and proceeds from employee equity transactions to be remitted to employees	21,119	13,203
Outstanding operating balances, net	563,622	551,914
Borrowings under related party facility	15,120	26,855
Repayments under related party facility	(33,531)	(24,582)
Receipts of collateral on interest rate derivatives	37,890	—
Payments of collateral on interest rate derivatives	(19,100)	—
Warrant repurchase/redemption	(19,834)	—
Common stock repurchased	(137,513)	(55,436)
Net cash used in financing activities	427,773	511,954

Effect of exchange rate changes on cash and cash equivalents	(3,588)	4,458

Net change in cash, cash equivalents, restricted cash and customer funds	(1,360,157)	631,647
Cash, cash equivalents, restricted cash and customer funds at beginning of period	7,018,367	6,386,720
Cash, cash equivalents, restricted cash and customer funds at end of period	$5,658,210	$7,018,367
Supplemental disclosure of cash flow information:
Cash paid for taxes, net of refunds	$52,320	$40,910
Cash interest paid	$1,399	$1,767
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$1,530	$810
Internal use software capitalized but not paid	$7,108	$10,159
Right of use assets obtained in exchange for new operating lease liabilities	$8,617	$19,842
Common stock repurchased but not paid	$775	$1,500